EXHIBIT 23.2

CONRAD C. LYSIAK
 Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name and my opinion in connection with the Form SB-2 POS AM Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Dravco Mining Inc. (formerly Dundee Mining Inc.)

DATED this 28th day of August, 2003.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak